UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 13, 2013

Builders FirstSource, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-51357	52-2084569
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2001 Bryan Street, Suite 1600, Dallas, Texas 75201

(Address of Principal Executive Offices, Including Zip Code)

(214) 880-3500

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01.	Regulation FD Disclosure

Builders FirstSource, Inc. (the “Company”) is electing to provide selected preliminary financial data for the month ended April 30, 2013. The Company does not generally release preliminary results and does not expect to provide similar information on a going forward basis. The Company expects to provide this data to prospective investors in connection with a debt issuance, which the Company intends, subject to market and other conditions, to enter into as part of the refinancing of substantially all of the Company’s outstanding debt.

The selected financial data presented below are preliminary, based upon the Company’s estimates, and are subject to revision based upon the Company’s financial closing procedures and the completion of the Company’s financial statements. The Company’s actual results may be materially different from its estimates. In addition, these estimated results are not necessarily indicative of the Company’s results for the second quarter, the full fiscal year or any future period. The preliminary financial data included in this Current Report has been prepared by, and is the responsibility of, the management of the Company. The Company’s independent auditor has not audited, reviewed, compiled or performed any procedures with respect to the accompanying preliminary financial data. Accordingly, the Company’s independent auditor does not express an opinion or any other form of assurance with respect thereto.

Selected Preliminary Financial Data for the Month Ended April 30, 2013

Based on the information available to the management of the Company as of the date of this Current Report, the Company estimates its April 2013 sales will be between $130.0 million and $135.0 million, as compared to approximately $85.0 million in April 2012, and April 2013 Adjusted EBITDA will be between $4.0 million and $5.0 million, as compared to an estimated $0.8 million in April 2012. The following table sets forth a reconciliation of the Company’s net loss to the Company’s April 2012 Adjusted EBITDA and the low and high end of the Company’s estimated range for its April 2013 Adjusted EBITDA. For more information regarding the Company’s presentation of Adjusted EBITDA, see “Appendix A”.

	Month Ended April 30, 2012	Month Ended April 30, 2013
		Low	High
Net loss	$(3,548)	$(1,550)	$(550)
Depreciation and amortization expense	852	888	888
Interest expense, net	3,169	4,497	4,497
Loss (gain) from discontinued operations, net of tax	24	(142)	(142)

EBITDA	497	3,693	4,693
Stock compensation expense	304	329	329
Other	14	17	17

Adjusted EBITDA	$815	$4,039	$5,039

ITEM 8.01.	Other Events

On May 13, 2013, the Company issued a press release to announce that it intends to offer $350 million aggregate principal amount of its senior secured notes due 2021 (the “Notes”). A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

The Company intends to use the net proceeds from the offering of the Notes, together with cash on hand, to (i) redeem its $139.7 million aggregate principal amount of second priority senior secured floating rate notes due 2016 (the “2016 notes”) at par plus accrued and unpaid interest thereon to the redemption date, (ii) repay in full $225.0 million in term loan borrowings outstanding under its existing credit facility plus a prepayment premium of approximately $39.1 million and accrued and unpaid interest and terminate its existing credit facility and (iii) pay fees and expenses in connection therewith. This Current Report does not constitute an offer to purchase or a notice of redemption of the 2016 notes.

ITEM 9.01.	Financial Statements and Exhibits

(d) Exhibits.

99.1 News release announcing the offering of $350.0 million of senior secured notes due 2021, dated May 13, 2013.

The information furnished in Item 7.01 of this report and the accompanying appendix shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and shall not be incorporated by reference in any filing under the Securities Act of 1933, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

BUILDERS FIRSTSOURCE, INC.

By:	/s/ Donald F. McAleenan
	Name:	Donald F. McAleenan
	Title:	Senior Vice President,
General Counsel and Secretary

Dated: May 13, 2013

APPENDIX A

Use of Non-GAAP Financial Measures

We occasionally utilize financial measures and terms not calculated in accordance with accounting principles generally accepted in the United States (“GAAP”) in order to provide investors with an alternative method for assessing our operating results in a manner that enables investors to more thoroughly evaluate our current performance as compared to past performance. We also believe these non-GAAP measures provide investors with a better baseline for modeling our future earnings expectations. Our management uses these non-GAAP measures for the same purpose. We believe that our investors should have access to the same set of tools that we use in analyzing our results. These non-GAAP measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for or superior to GAAP results. Our calculations of Adjusted EBITDA are not necessarily comparable to similarly titled measures reported by other companies. We have provided a definition below for these non-GAAP financial measures, together with an explanation of why management uses these measures and why management believes that these non-GAAP financial measures are useful to investors. In addition, we have provided a reconciliation within the Earnings Release to reconcile these non-GAAP financial measures utilized therein to its equivalent GAAP financial measure.

We define Adjusted EBITDA as GAAP net income (loss) before depreciation and amortization, interest expense, income taxes, (gain) loss on sale of assets, (income) loss from discontinued operations, and other non-cash or special items including asset impairments, facility closure costs, severance, transaction costs, and stock compensation expense. Our management uses Adjusted EBITDA as a supplemental measure in the evaluation of our business and believes that Adjusted EBITDA provides a meaningful measure of our performance because it eliminates the effects of period to period changes in taxes, costs associated with capital investments, interest expense, stock compensation expense, and other non-cash and non-recurring items. Adjusted EBITDA is not a financial measure calculated in accordance with GAAP. Accordingly, it should not be considered in isolation or as a substitute for net income (loss) or other financial measures prepared in accordance with GAAP. When evaluating Adjusted EBITDA, investors should consider, among other factors, (i) increasing or decreasing trends in Adjusted EBITDA, (ii) whether Adjusted EBITDA has remained at positive levels historically, and (iii) how Adjusted EBITDA compares to our debt outstanding. We provide a reconciliation of Adjusted EBITDA to GAAP net income (loss). Because Adjusted EBITDA excludes some, but not all, items that affect net income (loss) and may vary among companies, Adjusted EBITDA presented by us may not be comparable to similarly titled measures of other companies. Adjusted EBITDA does not give effect to the cash we must use to service our debt or pay income taxes and thus does not reflect the funds generated from or used in operations or actually available for capital investments.

EXHIBIT INDEX

Exhibit No.	Description

99.1	News release announcing the offering of $350.0 million of senior secured notes due 2021, dated May 13, 2013.